Exhibit 10.1

SUBSCRIPTION AGREEMENT

Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 375 Provo, UT 84604

Gentlemen:

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this "Agreement"), is made as of the date set forth below between Raser Technologies, Inc., a Delaware corporation (the "Company"), and the Investor.

     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 4,322,052 units (the "Units"), with each Unit consisting of (i) one share (a "Share" and, collectively, the "Shares") of common stock, $0.01 par value per share (the "Common Stock") of the Company and (ii) one warrant to purchase 0.50 shares of Common Stock (the "Warrant" and, collectively the "Warrants"), for a purchase price of $1.68 per Unit (the "Purchase Price"). The Shares issuable upon the exercise of the Warrants are referred to herein as the "Warrant Shares" and, together with the Units, the Shares and the Warrants, are referred to herein as the "Securities."

     3. The offering and sale of the Units (the "Offering") is being made pursuant to (a) an effective Registration Statement on Form S-3, as amended (including the prospectus contained therein the "Base Prospectus," collectively, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"), (b) if applicable, certain "free writing prospectuses" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, (c) if applicable, a Preliminary Prospectus Supplement (the "Preliminary Prospectus Supplement") containing certain supplemental information regarding the Units, the terms of the Offering and the Company and (d) a Prospectus Supplement (the "Prospectus Supplement" and together with the Base Prospectus and the Preliminary Prospectus Supplement (if any), the "Prospectus") containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten.

     5. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall deliver to the Company a completed copy of the Investor Questionnaire attached as Exhibit A hereto.

At the Closing (as defined in Annex I attached hereto), the Company shall deliver, or cause Interwest Transfer Company, the Company's transfer agent (the "Transfer Agent"), to deliver, the Shares included in the Units purchased by the Investor in the form of a stock certificate, duly executed by the Company in definitive form, and the Company or the Transfer Agent shall register such shares in the stockholder register of the Company in the name specified by the Investor on such Questionnaire.

Such delivery of Shares shall be made against payment by the Investor of the aggregate purchase price for the Units specified on the signature page hereto by wire transfer of immediately available funds to the following account:

[Insert Bank Account]

Notwithstanding the foregoing, the Investor may request prior to the Closing to satisfy the aggregate purchase price for the Units being purchased by it by delivering to the Company at the Closing a promissory note in the form attached to this Agreement as Exhibit B in an aggregate principal amount equal to such aggregate purchase price (which request may be accepted by the Company in its sole and absolute discretion).

     6. The executed Warrant shall be delivered in accordance with the terms thereof. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

     7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated June 12, 2009, which is a part of the Company's Registration Statement, the documents incorporated by reference therein, the Preliminary Prospectus Supplement (if any), the Prospectus Supplement and any free writing prospectus (collectively, the "Disclosure Package"), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor may receive certain additional information regarding the Offering. Such information may be provided to the Investor by any means permitted under the Act, including the Preliminary Prospectus Supplement (if any), the Prospectus Supplement, a free writing prospectus and oral communications.

     8. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

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Number of Units: Purchase Price Per Unit: $1.68 Aggregate Purchase Price: $

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October ___, 2009

INVESTOR

By:

Print Name:

Title: Address:

Agreed and Accepted this ___th day of October, 2009:

RASER TECHNOLOGIES, INC.

By: Name: Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consist of the Shares and the Warrants.

2.	Agreement to Sell and Purchase the Units.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor,

and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.

     2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the "Other Investors") and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors."

     2.3 The Company covenants and agrees to use its best efforts to keep the Registration Statement effective until all Warrant Shares have been issued or the Warrants have expired.

3.	Closing; Delivery of the Shares and Payment Therefor.

3.1 Closing. The completion of the purchase and sale of the Units (the "Closing")

shall occur upon the satisfaction or, if applicable, waiver of the relevant conditions set forth in Section 3.2 hereof, or at such other date and time as the Company and the Investor shall mutually agree (the "Closing Date"). The Closing shall take place at a location mutually acceptable to the Company and the Investor. At the Closing, (a) the Company shall deliver or cause the Transfer Agent to deliver to the Investor a stock certificate representing the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth on the Signature Page by 0.50, and rounding down to the nearest whole number, (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company in a manner permitted by Section 3.3 below and (d) the parties shall exchange signatures to this Agreement by facsimile or electronic transfer, and original signatures shall be delivered by Federal Express or similar overnight courier service as soon as practicable following the Closing Date.

     3.2 Conditions to the Obligations of the Parties. (a) Conditions to the Company's Obligations. The Company's obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and in a manner permitted by Section 3.3 below and (ii) the accuracy of the representations and warranties made by the Investor set forth in this Agreement and the fulfillment of those undertakings of the Investor set forth in this Agreement to be fulfilled prior to the Closing Date.

     (b) Conditions to the Investor's Obligations. The Investor's obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company set forth in this Agreement and the fulfillment of those undertakings of the Company set forth in this Agreement to be fulfilled prior to the Closing Date. The Investor's obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company.

     3.3 Payment of Purchase Price. On the Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account of the Company:

[Insert Bank Account]

     Notwithstanding the foregoing, the Investor may request prior to the Closing to satisfy the aggregate purchase price for the Units being purchased by it by delivering to the Company at the Closing a promissory note in the form attached to this Agreement as Exhibit B in an aggregate principal amount equal to such aggregate purchase price (which request may be accepted by the Company in its sole and absolute discretion).

     3.4 Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall deliver to the Company a completed copy of the Investor Questionnaire attached as Exhibit A hereto. On the Closing Date, the Company shall deliver, or cause the Transfer Agent to deliver, the Shares included in the Units purchased by the Investor in the form of a stock certificate, duly executed by the Company in definitive form, and the Company or the Transfer Agent shall register such shares in the stockholder register of the Company in the name specified by the Investor on such Questionnaire.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

     4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in Units presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein. Without limiting the generality of the foregoing, the Investor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to the Investor, expressly or by implication, by any person: (i) the approximate or exact length of time that the Investor will be required to remain a security holder of the Company; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or (iii) the possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, equityholder, employee or agent of the Company, might in any way indicate or predict the results of ownership of any of the Securities or the potential success of the Company's operations.

     4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not made any representation, warranty, disclosure or use of any information in connection with the issue, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus, Preliminary Prospectus Supplement (if any) or the Prospectus Supplement.

     4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

     4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

     4.5 Since the date on which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company's securities). The Investor covenants that it will not disclose any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) or engage in any purchases, sales or other transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

     4.6 The Investor does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200 Provo, UT 84604

Attention: Richard D. Clayton, Principal Executive Officer Facsimile: (801) 374-3314

with copies to:

Stoel Rives LLP

201 South Main Street, Suite 1100 Salt Lake City, UT 84111 Attention: Reed W. Topham, Esq. Facsimile: (801) 578-6999

(b)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     10. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     11. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     12. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the other party.

     13. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. A facsimile or other electronic copy of this Agreement or any counterpart thereto shall be valid as an original. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Preliminary Prospectus Supplement (if any) and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

     15. Confirmation of Sale. The Investor acknowledges and agrees that such Investor's receipt of the Company's counterpart to this Agreement, together with the Preliminary Prospectus Supplement (if any) and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company's sale of Units to such Investor.

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EXHIBIT A

RASER TECHNOLOGIES, INC.

INVESTOR QUESTIONNAIRE

     Pursuant to Section 3.4 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

EXHIBIT B

FORM OF PROMISSORY NOTE

See attached.